                    SETTLEMENT AGREEMENT AND GENERAL RELEASE

      THIS SETTLEMENT AND RELEASE AGREEMENT dated this 22nd day of March 2001, is being executed by STEPHEN A. HOFFMAN (hereinafter "Hoffmann") having an address at 1383 Waxwing Place, Louisville, Kentucky 40222; and [i] THERMOVIEW INDUSTRIES, INC., a Delaware corporation ("ThermoView"), [ii] AMERICAN HOME DEVELOPERS CO., INC., a California corporation ("American Home"), [iii] FIVE STAR BUILDERS, INC., a California corporation ("Five Star"), [iv] KEY HOME CREDIT, INC., a Delaware corporation ("Key Home"), [v] KEY HOME MORTGAGE, INC., a Delaware corporation ("Key Home Mortgage"), [vi] LEINGANG SIDING AND WINDOW, INC., a North Dakota business corporation ("Leingang Siding"), [vii] PRECISION WINDOW MFG., INC., a Missouri corporation ("Precision"), [viii] PRIMAX WINDOW CO., a Kentucky corporation ("Primax"), [ix] ROLOX, INC., a Kansas corporation ("Rolox"), [x] TD WINDOWS, INC., a Kentucky corporation ("TD Windows"), [xi] THERMAL LINE WINDOWS, INC., a North Dakota corporation ("Thermal Line"), [xii] THERMOVIEW OF MISSOURI, INC., a Missouri corporation ("ThermoView-Missouri"), [xiii] THERMO-TILT WINDOW COMPANY, a Delaware corporation ("Thermo-Tilt"), [xiv] THERMO-SHIELD OF AMERICA (ARIZONA), INC., an Arizona corporation ("Thermo-Shield Arizona"), [xv] THERMO-SHIELD OF AMERICA (MICHIGAN), INC., a Michigan corporation ("Thermo-Shield Michigan"), [xvi] THERMO-SHIELD COMPANY, LLC, an Illinois limited liability company ("Thermo-Shield Company"), [xvii] THERMO-SHIELD OF AMERICA (WISCONSIN), LLC, a Wisconsin limited liability company ("Thermo-Shield Wisconsin"), [xviii] THERMOVIEW ADVERTISING

GROUP, INC., a Delaware corporation ("ThermoView Advertising") and [xix] THOMAS CONSTRUCTION, INC., a Missouri corporation ("Thomas Construction"), (ThermoView, American Home, Five Star, Key Home, Key Home Mortgage, Leingang Siding, Precision, Primax, Rolox, TD Windows, Thermal Line, ThermoView-Missouri, Thermo-Tilt, Thermo-Shield Arizona, Thermo-Shield Michigan, Thermo-Shield Company, Thermo-Shield Wisconsin, ThermoView Advertising and Thomas Construction individually are referred to in this Agreement as a "Borrower" and collectively as the "Borrowers") having an address in care of ThermoView Industries, Inc., 5611 Fern Valley Road, Louisville, Kentucky 40228, (hereinafter collectively referred as the "Borrowers").(1)

      WHEREAS, Hoffmann was, pursuant to a certain Limited Guaranty Agreement dated April 14, 2000 (the "Guaranty Agreement"), a guarantor of certain obligations of Borrowers to PNC Bank Corp. (and/or any of its subsidiaries) (hereinafter collectively referred to as "PNC") for the total amount of up to $1,500,000 (the "Hoffmann Guaranteed Amount") plus the Accrued Interest Amount, if any;

- --------
      (1) For purposes hereof, all capitalized terms to the extent they are not specifically defined in this Agreement shall have the same meaning afforded to them in the Limited Guaranty Agreement, dated April 14th, 2000, copy of which is attached here to as Exhibit "B" and incorporated herein by reference, and any related financing documents, to which Borrowers and Hoffmann are the parties.


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

      WHEREAS, Hoffmann has paid to PNC the Hoffmann Guaranteed Amount and as a result of such payment may have certain claims (hereinafter collectively the "Hoffmann Claims") against the Borrowers;

      WHEREAS, the parties mutually desire to resolve Hoffmann Claims on the following terms and conditions.

                              W I T N E S S E T H :

      NOW, THEREFORE, the undersigned Hoffmann, hereby represents and states that in exchange for the sum of $900,000.00 paid pursuant to the terms of that certain Promissory Note dated March 22nd, 2001 attached hereto as Exhibit"A" and incorporated herein by reference, Hoffmann, for himself and for his heirs, successors, assigns, predecessors, principals, affiliates, attorneys, representatives and agents, does hereby irrevocably and unconditionally release, acquit, exonerate and forever discharge Borrowers and all of their respective employees, officers, directors, principals, affiliates, subsidiaries, shareholders, attorneys, agents, representatives and their respective heirs, personal representatives, successors and assigns from any and all claims, liability, causes of action, demands, controversies, suits, damages, expenses, sums of money and/or judgments (collectively, "Claims") of any kind or nature, both legal and equitable, whether known or unknown, which may have arisen to date or may arise in the future, but only if and to the extent that such Claim arise from the Guaranty Agreement and/or Hoffmann Claims.

      This Agreement is made and entered into in order to settle the rights and obligations between the parties under the Guaranty Agreement and shall in all respects be interpreted, enforced and governed under the laws of Kentucky. The language of all parts of this Agreement shall in all cases


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

be interpreted as a whole, according to its fair meaning, and not strictly for or against any of the parties, regardless of which is the drafter of this Agreement.

      Should any provision of this Agreement be declared or determined by any court to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and said illegal or invalid part, term or provision shall be deemed not to be a part of this Agreement.

      The undersigned further states that this settlement is the compromise of a doubtful and disputed claim, that the payment of the aforesaid sum is not to be construed as an admission of liability on the part of Borrowers'; that this instrument contains the entire agreement between the parties; that the terms hereof are contractual and not a mere recital; and fully understands its terms.

      This Agreement contains the entire agreement and understanding between the parties and this Agreement may be modified only by a mutual written consent by Hoffmann and Borrowers.

                       [Signatures on the following page]


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

      IN WITNESS WHEREOF, I have hereunto set my hand on this 22nd day of March, 2001.


- ---------------------------------
STEPHEN A. HOFFMANN


- ---------------------------------
WITNESS

BORROWERS:

THERMOVIEW INDUSTRIES, INC.
AMERICAN HOME DEVELOPERS CO., INC.
FIVE STAR BUILDERS, INC.
KEY HOME CREDIT, INC.
KEY HOME MORTGAGE, INC.
LEINGANG SIDING AND WINDOW, INC.
PRIMAX WINDOW CO.
PRECISION WINDOW MFG., INC.
ROLOX, INC.
TD WINDOWS, INC.
THERMAL LINE WINDOWS, INC.
THERMOVIEW OF MISSOURI, INC.
THERMO-TILT WINDOW COMPANY
THOMAS CONSTRUCTION, INC.
THERMO-SHIELD OF AMERICA (ARIZONA), INC.
THERMO-SHIELD OF AMERICA (MICHIGAN), INC.
THERMO-SHIELD COMPANY, LLC
THERMO-SHIELD OF AMERICA(WISCONSIN), LLC
THERMOVIEW ADVERTISING GROUP, INC.


By: _________________________________
Charles L. Smith, President

_____________________________________
WITNESS


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